UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 19, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, the Compensation Committee of the Board of Directors of Second Sight Medical Products, Inc. (the “Company”), after reviewing the Company’s targeted milestones and performance for the year ended December 31, 2018, approved salary adjustments and long-term incentive awards for its executive staff, including the following awards to the Company’s executive officers:

				Shares
		Current Salary	New Salary	Stock Options	Restricted Stock Units
Jonathan Will McGuire	President and CEO	$407,790	$426,140	354,000	177,000
William Patrick Ryan	Chief Operating Officer	$310,000	$313,080	229,000	115,000
John T. Blake	Chief Financial Officer	$300,000	$306,870	163,000	82,000

The long-term incentive awards are based on the Company’s overall performance in 2018 and the achievement of each executive’s assigned individual milestones. Salary adjustments were prorated for the individuals’ respective hire dates. The stock options have a strike price of $0.7401 per share, which was the closing price of Company’s shares as reported by Nasdaq on the date of grant, February 19, 2019. The stock options have a 10-year term and vest over four years from the grant date in equal monthly installments. The Restricted Stock Unit awards (“RSUs”) vest over four years from the grant date in equal annual installments. Vesting of the stock options and RSUs are contingent upon continuous employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2019

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

___________________________

By: John T. Blake

Chief Financial Officer

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